BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L

New York, New York
January 24, 2008

To the Representative
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representative (the "Representative") 6,000,000 shares (the "Initial Shares") of the Company's 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the "Preferred Stock") convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase up to 900,000 additional shares of Preferred Stock (the "Option Shares"), to cover over-allotments.  The Initial Shares and the Option Shares also are referred to herein as the "Shares".  References to the shares of Common Stock include the shares of Common Stock into which the Shares are convertible.  Such Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter.  The Shares are described more fully in the Prospectus, referred to below.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representative", as used herein, each shall be deemed to refer to such firm or firms.

1.         Representations and Warranties.

(a)        The Company represents and warrants to, and agrees with, each Underwriter that:

(i)         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-133852), which contains a base prospectus (the "Base Prospectus"), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), at each time of effectiveness, is called the "Registration Statement."  Any preliminary prospectus supplement to the Base

 Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a "preliminary prospectus."  The term "Prospectus" shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time").  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

(ii)        The term "Disclosure Package" shall mean (A) the preliminary prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule III hereto, and (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 10:00 p.m. (Eastern time) on the date of this Agreement (the "Initial Sale Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that such information furnished by or on behalf of any Underwriter consists only of the information described as such in Section 8(b) hereof (the "Underwriter Information").

(iii)       As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time complied, complies or will comply in all material respects with the applicable provisions under the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any

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 material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information.  The documents which are incorporated by reference in the Registration Statement, the Disclosure Package, the preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(iv)       (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(v)        No Issuer Free Writing Prospectus (including any Final Term Sheet (as defined herein)), as of its date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus, that had not or has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(vi)       The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(vii)      (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated

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 report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was and is a "well‑known seasoned issuer" as defined in Rule 405 under the Securities Act.  The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(viii)      The Preferred Stock, including any shares of Preferred Stock subject to the over-allotment option described in Section 2 hereof, has been duly and validly authorized for issuance and sale, and, when the Initial Shares and any Option Shares are issued and delivered against payment therefor pursuant to this Agreement, the Preferred Stock will be duly and validly issued and fully paid and non-assessable; and the Preferred Stock conforms to the description thereof contained in the Registration Statement and Prospectus, as amended or supplemented.

(ix)       The shares of Common Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance, and, when issued and delivered upon conversion of the Shares, will be duly and validly issued, and fully paid and non-assessable; and the Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus, as amended or supplemented.

(x)        The issue and sale of the Preferred Stock, the issuance of the Common Stock upon conversion of the Shares and the compliance by the Company with all of the provisions thereof and of this Agreement, and the consummation of the transactions herein contemplated, and the performance of its obligations hereunder, will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the Company or articles of association or bylaws of the Principal Subsidiary Bank or any agreement or other instrument binding upon the Company or the Principal Subsidiary Bank that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(xi)       The Company has not received any notice from the New York Stock Exchange (the "NYSE") regarding the delisting of its Common Stock from the NYSE.

(xii)      The Company has filed a preliminary listing application and all required supporting documents with respect to the Shares with the NYSE and the Company has received no information stating that the Shares will not be authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution.

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(b)        Each Underwriter, severally and not jointly, represents and agrees that:

(i)         it has not and will not, directly or indirectly, offer, sell or deliver any of the Shares or distribute the preliminary prospectus, the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus or other free writing prospectuses) relating to the Shares in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein; and

(ii)        it will comply in all material respects with the selling restrictions set forth in the Prospectus under the caption "Underwriting-Selling Restrictions."

2.         Purchase and Sale.       Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto the respective number of Initial Shares set forth opposite such Underwriter's name in Schedule II hereto.

In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option to the Underwriters, severally and not jointly, to purchase the Option Shares at the same price per share determined as provided above for the Initial Shares plus accrued dividends from the Closing Date (as defined below) to the date of delivery of the Option Shares.  The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof.  Such time and date of delivery (the "Date of Delivery") shall be determined by the Representative but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

3.         Delivery and Payment.  Delivery of and payment for the Initial Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereto (such date and time of delivery and payment for the Initial Shares being herein called the "Closing Date").  Delivery of the Initial Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof in the manner set forth in Schedule I hereto.  Unless otherwise agreed, certificates for the Initial Shares shall be in book-entry form, and such certificates may be deposited with The Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

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In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in Schedule I hereto, or at such other place as the Company and the Representative shall determine, on the Date of Delivery as specified in the notice from the Representative to the Company.  Delivery of the Option Shares shall be made to the Representative against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto.  Unless otherwise agreed, certificates for the Option Shares shall be in the form set forth in Schedule I hereto, and such certificates shall be registered in such names and in such denominations as the Representative may request not less than three full business days in advance of the Date of Delivery.

4.         Agreements.  The Company agrees with the several Underwriters that:

(a)        During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR.  The Company will advise the Representative promptly (i) when the preliminary prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)        If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this

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 Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c)        The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

(d)        The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the preliminary prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

(e)        The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)         Until the business day following the Closing Date, the Company will not, without the consent of the Representative, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or (ii) covered by a registration statement on Form S-3 and (A) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's Series K Medium-Term Note Program and the Company's InterNotes Program), (B) pursuant to which the Company issues securities for its dividend reinvestment plan, (C) pursuant to which the Company issues notes, a series of depositary shares or a series of preferred stock in an underwritten offering in which the lead manager is Banc of America Securities LLC (under Registration Statement No. 333-133852) or (D) pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions.

(g)        The Company will prepare a final term sheet containing only a description of the Shares, in a form approved by the Representative and contained in Schedule IV of this Agreement, and will file the such term sheet pursuant to Rule 433(d) under the Securities Act as

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 promptly as possible, but in any case not later than the time required by such rule (such term sheet, the "Final Term Sheet").

(h)        The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an "issuer free writing prospectus" as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering and that is included in the Final Term Sheet of the Company contemplated in paragraph (g) above.

(i)         If immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(j)         If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise

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 become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(k)        The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(l)         The Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Shares.

(m)       The Company agrees to use its best efforts to cause the Shares and the Common Stock issuable upon conversion of the Shares to be listed on the NYSE and to maintain such listing on the NYSE.

(n)        During the period commencing on the date hereof and ending 60 days after the date of the Prospectus (the "Lock-Up Period"), the Company will not, without the prior written consent of the Representative, (1) offer or sell in a public offering or an offering pursuant to Rule 144A under the Securities Act, or pledge, any shares of common stock, any other shares of convertible preferred stock, or any capital stock or other securities, including units or debt securities, convertible into, or exercisable for, shares of common stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash, or otherwise.  The foregoing restriction shall not apply to (i) the issuance of securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants adopted before or after the date hereof, (ii) sales or issuances of securities pursuant to contractually binding requirements or agreements currently in effect, including, but not limited to, the Agreement and Plan of Merger dated as of January 11, 2008 by and among Countrywide Financial Corporation, the Company and Red Oak Merger Corporation, (iii) any issuance or commitment to issue securities in connection with any merger or acquisition transaction, (iv) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock, or (v) any issuance, offer or sale of preferred stock, non-convertible debt or hybrid securities or units that are intended to qualify for Tier 1 capital treatment for regulatory purposes or favorable equity credit from any rating agency.

5.         Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

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(a)        For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)         no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Shares are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representative prior to the Closing Date);

(ii)        the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)       the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv)       the Financial Industry Regulatory Authority, Inc. ("FINRA") shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)        The Company shall have furnished to the Representative the opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (v) through (xiii) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) through (iv) below:

(i)         the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

(ii)        each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

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(iii)       all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

(iv)       such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

(v)        the Preferred Stock conforms in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and the Common Stock conforms in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

(vi)       the Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, has been issued, and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened, or that the Company has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act;

(vii)      this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy;

(viii)      no consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the

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 Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky, state securities or insurance or similar laws of the United States in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(ix)       the shares of Preferred Stock, and any shares of Preferred Stock as to which the over-allotment option granted in Section 2 of this Agreement has been exercised, have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable;

(x)        the shares of Common Stock initially issuable upon conversion of the Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Shares, the shares of Common Stock will be duly and validly issued and fully paid and non-assessable;

(xi)       none of the issuance and sale of the Shares, the issuance of the Common Stock upon the conversion of the Shares or the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (1) the certificate of incorporation or by-laws of the Company, each as amended to date, (2) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank;

(xii)      such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement; and

(xiii)      the Company has filed a preliminary listing application and all required supporting documents with respect to the Shares with the NYSE and such counsel has received no information stating that the Shares will not be authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement, the Disclosure Package, or the Prospectus consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus or any amendment or supplement thereto (other than as stated in (v) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, as of the Initial Sale Time or as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated

                                                                                 12

 therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Disclosure Package, taken as a whole, as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented, as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such counsel also need not pass upon nor assume any responsibility for ascertaining whether or when any of the information contained in each Disclosure Package was conveyed to any purchaser of the Shares.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Underwriters, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(c)        The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, the Registration Statement, the Disclosure Package and the Prospectus and any other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)        The Company shall have furnished to the Representative a certificate of the Company, signed by any Senior Vice President or Treasurer or any other authorized officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and this Agreement and they are without knowledge that:

(i)         the representations and warranties of the Company in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)        any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)       since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not

                                                                                    13

 arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)        At the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters (which may refer to letters previously delivered to one or more of the Representative), dated as of the date of this Agreement, in form and substance satisfactory to the Representative, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)         They are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii)        In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(iii)       On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(a)        Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(b)        Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus to the date of the latest available interim financial data; and

(c)        Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1)        the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement,

                                                                   14

 the preliminary prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

(2)        any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus, and the Prospectus, for them to be in conformity with generally accepted accounting principles;

(3)        (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, the preliminary prospectus, and the Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

(iv)       The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and which are specified by the Representative and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect set forth in this paragraph (e).

(f)         Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable

                                                                                 15

 to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g)        Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h)        On or after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

(i)         There shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.         Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) (A) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of any transfer agent or trustee for the Shares or the Common Stock issuable upon conversion of the Shares and (B) preparation, issuance and delivery of certificates for the shares of Common Stock issuable upon conversion of the Shares, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company's counsel and accountants, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (vii) the printing and delivery to the Underwriters of copies of any Blue Sky Survey, (viii) the fees of FINRA, (ix) the fees and expenses of any transfer agent or registrar in connection with the Shares, (x) any listing

                                                                                     16

 of the Shares or the Common Stock issuable upon conversion of the Shares on any securities exchange or qualification of the Shares or such Common Stock, as applicable, for quotation on the NYSE and any registration thereof under the Exchange Act, and (xi) any fees charged by rating agencies for the rating of the Shares.

If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

7.         Conditions to Purchase of Option Shares.  In the event the Underwriters exercise the over-allotment option granted in Section 2 hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representative pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)        (i)        no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Shares are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representative prior to the Closing Date); and

(ii)        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)        at the Date of Delivery, the Representative shall have received, each dated the Date of Delivery and relating to the Option Shares:

(i)         the favorable opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

(ii)        the favorable opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

(iii)       the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

                                                                                           17

(iv)       a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company with respect to the matters set forth in Section 5(d);

(v)        a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(v) shall be a date not more than five days prior to the Date of Delivery;

(vi)       subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (b)(v) of this Section 7 or (B) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (A) or (B) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus;

(vii)      such further information, certificates and documents as the Representative may reasonably request;

(viii)      (A) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

(ix)       there shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

8.         Indemnification and Contribution.

(a)        The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning under the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to

                                                                                      18

 which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters, the sentences relating to concessions and reallowances and the statements set forth in the seventh and eighth paragraphs under the caption "Underwriting" in the

                                                                                            19

 preliminary prospectus and the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)        Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representative)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)        The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such

                                                                                 20

 action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)        If the indemnification provided for in Sections 8(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 8(c) for purposes of indemnification.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Shares underwritten by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters'

                                                                                          21

 obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II.  For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph.  However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

9.         Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares.

                                                                                       22

11.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Section 6 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telexed and confirmed to them, at the address specified in Schedule I hereto, with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn: James R. Tanenbaum; or, if sent to the Company, will be mailed, delivered or telexed and confirmed to it at Bank of America Corporation, Corporate Treasury ― Securities Administration, Bank of America Corporate Center, NC1-007-07-13, 100 North Tryon Street, Charlotte, North Carolina 28255, with a copy to each of:  Bank of America Corporation, Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255, Attn: General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina  28202, Attn: Boyd C. Campbell, Jr.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.       No Fiduciary Duties; Agreement Complete.

(a)       The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering

                                                                                  23

 contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

15.       Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                                                            24

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, BANK OF AMERICA CORPORATION By: /s/ B. KENNETH BURTON, JR. Name: B. Kenneth Burton, Jr. Title: Senior Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

By:       BANC OF AMERICA SECURITIES LLC

By:      /s/ CRAIG MCCRACKEN
            Name:  Craig McCracken
            Title:    Managing Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated January 24, 2008.

Registration Statement No. 333-133852.

Representative:  Banc of America Securities LLC

Address of Representative:       c/o Banc of America Securities LLC
NY1-301-29-01
9 West 57th Street
New York, NY 10019
Attention:

Title, Purchase Price and Description of Shares:

Title: 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L

Net purchase price (include type of funds, if applicable): $5,880,000,000 (plus accrued dividends, if any, from January 29, 2008 to the date of delivery) in federal (same day) funds or wire transfer to an account previously designated to the Representative by the Company, or if agreed to by the Representative and the Company, by certified or official bank check or checks.

Other provisions:

Closing Date, Time and Location:  January 29, 2008, 9:00 a.m., New York City time, Office of Helms Mulliss & Wicker, PLLC.

Additional items to be covered by the letter from
PricewaterhouseCoopers LLP delivered pursuant
to Section 5(e) at the time this Agreement is executed: None

                                                                                      I-1

SCHEDULE II

Underwriters	Number of Initial Shares, Series L to be Purchased
Banc of America Securities LLC........................................	6,000,000

Total.......................................................................	6,000,000

                                                                                 II-1

SCHEDULE III

Issuer Free Writing Prospectuses

The Final Term Sheet, as set forth in Schedule IV

Bank of America Corporation Press Release dated January 24, 2008.

                                                                                III-1

SCHEDULE IV

BANK OF AMERICA CORPORATION

7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L

FINAL TERM SHEET

Dated January 24, 2008

Issuer:	Bank of America Corporation

Security:	Shares of Bank of America Corporation 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L (the "Preferred Stock")

Number of Shares Issued:	6,000,000 Shares

Overallotment Option (Shares):	900,000 Shares

Liquidation Preference Per Share:	$1,000

Aggregate Liquidation Preference Offered (Pre-Overallotment):	$6,000,000,000

Aggregate Liquidation Preference Offered (Post-Overallotment)	$6,900,000,000

Maturity:	Perpetual

Dividend Rate (Non-Cumulative):	7.25% on the per share liquidation preference of $1,000 per share

Dividend Payment Dates:	January 30, April 30, July 30, and October 30 of each year, beginning April 30, 2008

Day Count:	30/360

Expected Ratings:	Aa3 (Moody's) / A+ (S&P) / AA- (Fitch)

Conversion Right:

Each share of the Preferred Stock may be converted at any time, at the option of the holder, into 20.0000 shares of common stock (which reflects an initial conversion price of $50.00 per share of common stock, which is approximately a 25% premium over the VWAP of the Issuer's common stock from 2:30 p.m. EST on January 23, 2008 to 4:00 p.m. on the pricing date of the offering) plus cash in lieu of fractional shares, subject to anti-dilution adjustments

Conversion at Issuer's option:

On or after January 30, 2013, the Issuer may, at its option, at any time or from time to time cause some or all of the Preferred Stock to be converted into shares of common stock at the then-applicable conversion rate if, for 20 trading days during any period of 30 consecutive trading days, the closing price of common stock exceeds 130% of the then-applicable conversion price of the Preferred Stock.  If the Issuer exercises its right to cause the automatic conversion of the Preferred Stock on January 30, 2013, it will still pay any dividend payable on January 30, 2013 to the applicable holders of record.

Conversion Upon Fundamental Change:

In lieu of receiving the make-whole shares, if the reference price in connection with a make-whole acquisition is less than the applicable conversion price (a "fundamental change"), a holder may elect to convert Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of such fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $19.95, which is 50% of the closing price of the Issuer's common stock on the date of the prospectus supplement, subject to adjustment (the "base price").  If the reference price is less than the base price, holders will receive a maximum of 50.1253 shares of common stock per share of Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Preferred Stock

Make-whole Shares Upon Certain Acquisitions:	The following table sets forth the number of make-whole shares per share of Preferred Stock for each stock price and effective date set forth below:

Effective Date	$40.00	$41.00	$42.00	$44.00	$47.00	$50.00	$60.00	$80.00	$110.00	$150.00	$200.00
1/24/2008	5.0000	4.7993	4.6190	4.2023	3.6851	3.2540	2.1450	1.0450	0.5164	0.2765	0.1468
1/30/2009	5.0000	4.7512	4.4643	4.1386	3.5702	3.1760	2.0317	0.9563	0.4682	0.2480	0.1285
1/30/2010	5.0000	4.6439	4.2929	3.9886	3.3830	2.9300	1.7617	0.6462	0.2287	0.1033	0.0390
1/30/2011	5.0000	4.6049	4.2429	3.9250	3.3170	2.8040	1.5650	0.5300	0.1964	0.1067	0.0500
1/30/2012	5.0000	4.5780	4.2405	3.8386	3.2596	2.5840	1.2667	0.2313	0.0755	0.0429	0.0206
1/30/2013	5.0000	4.5366	4.2214	3.7932	3.1660	2.5260	1.0217	0.0000	0.0000	0.0000	0.0000
Thereafter.................	5.0000	4.5366	4.2214	3.7932	3.1660	2.5260	1.0217	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth in the table, in which case:

              if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

              if the stock price is in excess of $200.00 per share (subject to adjustment), no make-whole shares will be issued upon conversion of the Preferred Stock; and

              if the stock price is less than $40.00 per share (subject to adjustment), no make-whole shares will be issued upon conversion of the Preferred Stock.

Trade Date:	January 24, 2008

Settlement Date:	January 29, 2008 (DTC)

Public Offering Price:	$1,000 per share

Underwriting Commissions:	$20.00 per share

Net Proceeds (before expenses) to Bank of America Corporation	$5,880,000,000

Sole Manager:	Banc of America Securities LLC

Listing:

The Issuer has applied to list the Preferred Stock on the NYSE under the symbol "BAC PrL."  If the application is approved, the Issuer expects trading to begin within 30 days of January 29, 2008, the original issue date.  The Issuer's common stock is listed on the NYSE under the symbol "BAC"

CUSIP for the Preferred Stock:	060505 682

Simultaneous Offerings:

On January 24, 2008, the Issuer also priced an offering of 6,000,000 depositary shares, each representing a 1/25th  interest in a share of the Issuer's Fixed to Floating Rate Non-Cumulative Preferred Stock, Series K with an aggregate liquidation amount of $6,000,000,000

______________

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Bank of America Corporation or the manager will arrange to send you the prospectus if you request it by contacting Bank of America Corporation, Corporate Treasury - Securities Administration, at 1-866-804-5241, or Banc of America Securities LLC, toll free at 1-800-294-1322.  You may also request a copy by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.